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October 31, 2003

The Board of Directors of Kinross Gold Corporation

RE: REGISTRATION STATEMENT ON FORM S-8 FILED BY KINROSS GOLD CORPORATION (THE "COMPANY") WITH RESPECT TO THE COMMON SHARES ISSUED IN CONNECTION WITH THE ECHO BAY MINES LTD. SHARE INCENTIVE PLAN, THE ECHO BAY MINES LTD. DIRECTOR EQUITY PLAN AND THE TVX GOLD INC. STOCK OPTION PLAN (COLLECTIVELY THE "PLANS")

Gentlemen:

     We refer you to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of up to 1,236,755 common shares of the Company ("Common Shares") subject to awards under the Plans.

In connection with the opinion expressed below, we have examined such statutes and public records and original or certified copies of corporate records of the Company and certificates of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the authentic or original documents submitted to us as certified or true copies. We have also considered such questions of law as we have considered necessary as a basis for the opinions hereinafter set forth.

We are legal counsel qualified to practice law in Ontario. The opinions expressed herein are based on legislation and regulations of the Province of Ontario and the legislation and regulations of Canada applicable therein, which are in effect on the date hereof.

We have also assumed, that the issuance of any awards under the Plans were made pursuant to the Plans, in full accordance with the terms and conditions of the Plans and pursuant to this Registration Statement.

Based on the foregoing, we advise you that, in our opinion:

     The issuance of up to 1,236,755 Common Shares to be issued upon the exercise of awards under the Plans has been duly approved by the shareholders and the board of directors of the Company and such shares, when issued in accordance with the provisions of the Plans, will be validly issued, fully paid and nonassessable.

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     We hereby consent to the identification of us as having rendered the opinion herein, and reference to the foregoing opinion, including the filing of this opinion as an exhibit, to the Registration Statement.

                                              Very truly yours,

                                              /S/ CASSELS BROCK & BLACKWELL LLP/